Exhibit 99.3
                                                                    ------------

                                [HOUSEHOLD LOGO]

                               REDEMPTION NOTICE

                               To the Holders of
   5% Cumulative Preferred Stock, without par value; Cusip 441815776, HI-prM $4.50 Cumulative Preferred Stock, without par value; Cusip 441815784, HI-prN $4.30 Cumulative Preferred Stock, without par value; Cusip 441815792, HI-prO of
                         Household International, Inc.

                        Redemption Date: April 28, 2003
                    Payment Date: on or after March 28, 2003

     NOTICE IS HEREBY GIVEN that, subject to the terms and conditions set forth in this Redemption Notice, pursuant to Section 4 of the Certificates of Designations of 5% Cumulative Preferred Stock, $4.50 Cumulative Preferred Stock, $4.30 Cumulative Preferred Stock, each filed June 30, 1998 with the Secretary of State of the State of Delaware (the "Certificates of Designations") of Household International, Inc., a Delaware corporation ("Household"), Household is calling for redemption all the issued and outstanding shares of 5% Cumulative Preferred Stock, $4.50 Cumulative Preferred Stock, $4.30 Cumulative Preferred Stock (the "Preferred Shares") as of the close of business (5:00 p.m. New York City time) on April 28, 2003 (the "Redemption Date").

     Household will pay a redemption price of $50.00 per share of 5% Cumulative Preferred Stock, $103.00 per share of $4.50 Cumulative Preferred Stock, and $100.00 per share of $4.30 Cumulative Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each Preferred Share, whether or not earned or declared, to the Redemption Date (the "Redemption Price"). The Redemption Price is payable in cash without interest.

     Pursuant to Section 4(f) of the Certificates of Designations, on March 28, 2003, Household deposited the aggregate Redemption Price for all the issued and outstanding Preferred Shares in trust for the holders of the Preferred Shares with Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, NY 10005. As a result, from and after March 28, 2003, pursuant to Section 4(f) of the Certificates of Designations, the Preferred Shares shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of the Preferred Shares shall be limited to the right to receive the Redemption Price of the Preferred Shares, without interest, upon surrender of the certificates representing the Preferred Shares (the "Certificates") to Computershare as set forth below.

     In order to receive payment of the Redemption Price, on or after the date of this Notice, the holders must surrender the Certificates to Computershare Trust Company of New York ("Computershare"), properly endorsed or assigned for transfer to Household, free of any adverse interest, together with the enclosed Letter of Transmittal, properly completed and duly executed. Certificates and the Letter of Transmittal may be mailed to Computershare at Wall Street Station, P O Box 1010, New York NY, 10268-1010, or delivered by hand or sent by overnight courier to Computershare at Wall Street Plaza, 88 Pine Street, 19th Floor, New York, NY 10005. The method of delivery is at the option and the risk of the holder and delivery of the materials will only be deemed effective, and risk of loss with respect to such materials will pass, only when such materials are actually received by Computershare. If delivered by mail, it is recommended that certified or registered mail, properly insured, be used for your protection. Subject to surrender of the Certificates, cash in payment of the Redemption Price shall be delivered to the surrendering stockholders as soon as practicable after the date of surrender of such Certificates.

     A copy of this Redemption Notice is being sent, first class mail, postage prepaid, to all holders of record of Preferred Shares as of March 28, 2003.

Date: March 28, 2003                      HOUSEHOLD INTERNATIONAL, INC.

                                          /s/ Kennth H. Robin

                                          Kenneth H. Robin
                                          Executive Vice President --
                                          General Counsel & Corporate Secretary